CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-131810, 333-126053, 333-106790, 333-106793, and 333-36082 on Forms S-3 and Registration Statement Nos. 333-130570, 333-130566, 333-124257, 333-124256, 333-110332, 333-85094, 333-69305, 333-49725, 333-38396, 333-38398, 333-78173, 333-25587, 333-18391, and 333-02733 on Forms S-8 of our reports dated March 2, 2006, (which report on the consolidated financial statements expressed an unqualified opinion and included an explanatory paragraph as to changes in accounting principles for: conditional asset retirement obligations in 2005 and asset retirement obligations, contracts involved in energy trading, derivative contracts not held for trading purposes, derivative contracts with a price adjustment feature, and the consolidation of variable interest entities in 2003), relating to the consolidated financial statements and financial statement schedule of Dominion Resources, Inc, and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 2005.

/s/    Deloitte & Touche LLP

Richmond, Virginia

March 2, 2006